Exhibit 99.1

News

Cephalon Contacts
Media: Sheryl Williams
610-738-6493
swilliams@cephalon.com

Investors: Chip Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon, Inc. Provides Update on Regulatory Status of SPARLON™

Frazer, Pa. – January 25, 2006 – Cephalon, Inc., (Nasdaq: CEPH) announced today that it does not expect final action from the FDA on its pending new drug application for SPARLON™ (modafinil) Tablets [C-1V] for the treatment of attention-deficit/hyperactivity disorder (ADHD) in children and adolescents until after the completion of several FDA advisory committee meetings. The first two panels, scheduled for February 9, 2006 and March 22, 2006, will consider safety and risk management issues associated with products in the class of currently approved ADHD treatments. Since SPARLON is not an approved drug, it will not be discussed at these meetings. A separate advisory panel to review SPARLON has been scheduled for March 23, 2006.  On October 20, 2005, the FDA issued an approvable letter with respect to the company’s NDA for SPARLON. The company now expects to launch SPARLON during the second quarter of 2006.

As a result of recent settlements of three patent infringement suits related to PROVIGIL (modafinil) Tablets [C-IV], the closing of the Zeneus acquisition, the current timeline for commercial launch of SPARLON, and the impact of the recent rise in the company’s stock price on the number of shares included in the income per share calculation, the Company has determined its previously issued 2006 sales and diluted adjusted income per share guidance is outdated. The Company will reissue 2006 guidance when it releases its fourth quarter and full year 2005 financial results on February 14, 2006.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain. Cephalon currently employs approximately 2,500 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

SOURCE: Cephalon, Inc. • 41 Moores Road • Frazer, PA 19355 • (610) 344-0200 •Fax (610) 344-0065

The company currently markets four proprietary products in the United States: PROVIGIL, GABITRIL® (tiagabine hydrochloride), ACT1Q® (oral transmucosal fentanyl citrate) [C-11] and TRISENOX® (arsenic trioxide) injection, and more than 20 products internationally. Full prescribing information for all U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for and timing of regulatory approvals, including for SPARLON; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

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